Form 8-K/A
Exhibit 99-1


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
IceWEB Communications, Inc.

We have audited the accompanying balance sheets of IceWEB Communications, Inc. as of September 30, 2001 and 2000, the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IceWEB Communications, Inc. as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Boca Raton, Florida
May 20, 2002

                                  ICEWEB, INC.
                          Statements of Balance Sheets
                     Years Ended September 30, 2001 and 2000

                                                         UNAUDITED   UNAUDITED
                                 30 Sep 01   30 Sep 00   31 Mar 02   31 Mar 01
                                 ---------   ---------   ---------   ---------
ASSETS

Current Assets:
      Cash                         $15,484     $40,192      $3,825    $350,270
      Accounts receivable,          95,211     170,644      42,713         259
      net of allowance of
      $8,500 and $0
      Prepaid expenses               1,751       1,488           0       1,333
                               ------------------------------------------------
Total current assets               112,446     212,324      46,538     351,862

Property and equipment, net       $242,420     $72,271    $191,091    $144,591

Other assets:
      Goodwill, net of                  $0    $205,665          $0    $179,957
      amortization of
      $257,081 and $51,416
      respectively
      Trademarks, net of            10,435      15,476       9,477           0
      amortization of $5,042
      and $0
      Deposits                       1,547       5,750           0       5,750
      Due from related parties     107,448     150,000      84,857     141,369
                               ------------------------------------------------
Total other assets                 119,430     376,891      94,334     327,076

Total Assets                      $474,296    $661,486    $331,963    $823,529
                                  ========    ========    ========    ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
      Accounts payable            $106,843     $48,155    $268,225      $1,578
      Accrued expenses              55,158           0           0      10,760
      Line of credit               399,723     250,501     403,015     195,474
      Due to related party               0      34,328     115,000           0
      Deferred revenue              41,044           0       5,000      10,000
                               ------------------------------------------------
Total Liabilities                 $602,768    $332,984    $791,240    $217,812

Stockholders' deficit:

Common stock, par value $.001      $27,720     $25,000     $22,720     $25,000
250,000,000 shares authorized
27,720,500 and 25,000,000
issued and 22,720,500 and
25,000,000 outstanding
Treasury stock, 5,000,000 shares    (5,000)          0           0           0
Additional paid in capital       1,552,791   1,011,191   1,552,971   1,550,691
Accumulated deficit             (1,704,163)   (707,689) (2,034,968)   (969,974)
                               ------------------------------------------------
Total stockholders' deficit       (128,472)    328,502    (459,277)    605,717

Total liabilities and             $474,296    $661,486    $331,963    $823,529
stockholders' deficit             ========    ========    ========    ========

See accompanying notes to financial statements.

                                  ICEWEB, INC.
                            Statements of Operations
                     Years Ended September 30, 2001 and 2000

                                                         UNAUDITED   UNAUDITED
                                                        Six Months  Six Months
                                                             Ended       Ended
                                 30 Sep 01   30 Sep 00   31 Mar 02   31 Mar 01
                                 ---------   ---------   ---------   ---------
Revenues                          $212,104    $680,799    $138,733        $489

Cost of revenues                   214,414     693,078      51,347       8,102
                               ------------------------------------------------

Gross profit (loss)                 (2,310)    (12,279)     87,386      (7,613)

Selling expenses                   172,627      34,219     117,963      36,845

General and administrative         766,567     651,176     298,111     218,776
                               ------------------------------------------------

Loss from operations              (941,504)   (697,674)   (328,688)   (263,235)

Interest income                      1,563       1,116           0         825

Interest expense                   (16,990)    (11,131)          0           0

Loss on disposal on assets         (39,543)          0      (2,117)          0

Net loss                         $(996,474)  $(707,689)  $(330,805)  $(262,409)
                                ==========  ==========  ==========  ==========

Weighted average loss per            $(.04)      $(.04)      $(.01)      $(.01)
share

Weighted average shares         22,720,500  25,000,000  22,720,500  26,337,704

See accompanying notes to financial statements.

                                  ICEWEB, INC.
                 Statements of Changes in Stockholders' Deficit
                     Years Ended September 30, 2001 and 2000

                        Common Stock              Additional
                           Shares        Amount    Paid in     Accumulated     Total
                                                   capital       Deficit
                        ------------     ------   ----------   -----------   ---------
Balance at 30 Sep 99      25,000,000     25,000      125,000             0     150,000

Contributed capital                0          0      886,191             0     886,191

Net loss for the year              0          0            0      (707,689)   (707,689)

Balance at 30 Sep 00      25,000,000     25,000    1,011,191      (707,689)    328,502

Contributed capital                0          0        2,280             0       2,280

Common stock issued for    2,720,500      2,720      539,500             0     542,220
cash

Treasury stock (at cost)  (5,000,000)    (5,000)           0             0      (5,000)

Net loss for the year              0          0            0      (996,474)   (996,474)

Balance at 30 Sep 01      22,720,500     22,720    1,552,971    (1,704,163)   (128,472)

UNAUDITED

Net loss for the period            0          0            0      (330,805)   (330,805)
thru 31 Mar 02

Balance at 31 Mar 02      22,720,500     22,720    1,552,971    (2,034,968)   (459,277)
                          ==========     ======    =========    ==========    ========

See accompanying notes to financial statements

                                  ICEWEB, INC.
                            Statements of Cash Flows
                     Years Ended September 30, 2001 and 2000

                                                         UNAUDITED   UNAUDITED
                                                        Six Months  Six Months
                                                             Ended       Ended
                                 30 Sep 01   30 Sep 00   31 Mar 02   31 Mar 01
                                 ---------   ---------   ---------   ---------
Cash flows from operating activities:
  Net loss                       $(996,474)  $(707,689)  $(330,805)  $(262,409)
  Adjustments to reconcile
net loss to net cash (used)
by operating activities:
  Depreciation and amortization    111,922      61,032      49,091      41,857
  Loss on disposal of assets        39,543           0       2,117           0
  Goodwill impairment              154,250           0           0           0
  Changes in operating assets
and liabilities, net effects
from acquisition:
(Increase) decrease in:
  Accounts receivable               75,433     138,178      52,498     170,385
  Prepaid expenses                    (263)     47,502       1,624         279
  Deposits                           4,203           0       1,548           0
Increase (decrease) in:
  Accounts payable                  58,688    (527,911)    122,346     (46,579)
  Accrued expenses                  55,158           0     (12,705)     10,760
  Deferred revenue                  41,044           0     (36,044)     10,000
                               ------------------------------------------------
Net cash (used) by operating      (456,496)   (988,888)   (150,330)    (75,707)
activities

Cash flows from investing activities:
  Cash paid in acquisition        (173,000)          0           0           0
  Purchase of property and        (102,810)    (78,059)     (8,921)    (72,991)
equipment
  Proceeds from disposal of         10,652           0      10,000           0
property and equipment
  Purchase of intangibles                0     (15,476)          0           0
                               ------------------------------------------------
Net cash (used) by investing      (265,158)    (93,535)       1,079    (72,991)
activities

Cash flows from financing activities:
  Proceeds from line of credit     149,222     250,501           0     (55,027)
  Repayment of long-term debt            0    (192,818)          0           0
  Payments to related party        (34,328)   (150,000)          0     (34,328)
  Proceeds from related party       42,552      34,328      22,592       8,631
  Proceeds from note payable             0           0     115,000           0
  Contributed capital              539,500     886,191           0     539,500
                               ------------------------------------------------
Net cash provided by               696,946     828,202     137,592     458,776
financing activities

Net (decrease) increase in cash    (24,708)   (254,221)    (11,659)    310,078

Cash, beginning of year             40,192     294,413      15,484      40,192

Cash, end of year                   15,484      40,192       3,825     350,270

Cash paid during the year for            0      11,131           0      11,131
interest

See accompanying notes to financial statements.

                                  ICEWEB, INC.
                              Financial Statements
                               September 30, 2001

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

IceWEB Communications, Inc. (the "Company") was originally incorporated in Virginia in March 1996, now incorporated as IceWEB, Inc. in Delaware in September 2001. The Company first operated as a full service provider of computer systems and services to corporate and to the federal government under a General Services Administration (GSA) schedule contract for computer systems and peripherals. In April 2000, the Company officially changed its name to IceWEB Communications, Inc. The Company acquired the assets of Learning Stream, Inc. in June 2001 which coincided with the transition of the Company business model to focus on streaming audio and video, web-casting and digital web animation. In March 2002, the Company executed a reverse merger with Disease Sciences, Inc. and is now trading publicly on the OTC Bulletin Board. Under the agreement, the former business of Disease Sciences will be separated from the post merger company. For accounting purposes, the merger will be treated as a recapitalization of the company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly-liquid debt instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost and is depreciated using the straight-line method over their estimated useful lives.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

Generally, revenues from sales of products are recognized when products are shipped unless the Company has obligations remaining under sales or licensing agreements, in which case revenue is either deferred until all obligations are satisfied or recognized ratably over the term of the contract. The company uses the Percentage of Completion method to recognize revenue and expense from contracts extending through fiscal quarters.

Intangible Assets

Trademarks were acquired in September 2000. They are recorded at cost and are amortized using the straight-line method over 5 years. The Company continually reviews its intangible assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment would be recognized when expected future operating cash flows are lower than the carrying value.

Advertising Costs

Advertising costs are included in selling expenses, and are expensed as incurred. Advertising expense was $5,195 and $12,879 for the years ended September 30, 2001 and 2000, respectively.

Unaudited Interim Information

The information presented for the six months periods end March 31, 2002 and 2001, has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2002 and 2001, and the results of its operations and its cash flows for the six months ended March 31, 2002 and 2001, and the stockholder's deficit for the six months ended March 31, 2002.

Amortization of Goodwill

Goodwill represents the amount by which the purchase price of a business acquired exceeds the fair market value of the net assets acquired under the purchase method of accounting. The Company assesses whether its goodwill and other intangible assets are impaired as required by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of," based on an evaluation of undiscounted projected cash flows through the remaining amortization period. If an impairment exists, the amount of such impairment is calculated based on the estimated fair value of the asset. The Company determined the goodwill associated with the acquisition of American Computer Systems was impaired and the entire amount of goodwill, $257,081 and accumulated amortization, $102,832 was written off.

Recent Accounting Pronouncements

On June 29, 2001, the Financial Accounting Standards Board unanimously approved the issuance of Statements of Financial Accounting Standards No. 141, Business Combinations (Statement 141), and No. 142, Goodwill and Other Intangible Assets (Statements 142). Statement 141 eliminates the pooling-of interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. Statement 141 changes the criteria to recognize intangible assets apart form goodwill. The requirements of Statement 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001.

Under Statement 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. Identifiable intangible assets will continue to be amortized over their estimated useful lives. Early adoption is permitted for companies with fiscal years beginning after March 15, 2001, provided that their first quarter financial statements have not been issued. The Company plans to adopt Statement 142 beginning January 1, 2002. The adoption of Statement 142 is not expected to have a material impact on the Company's earnings or financial position, since Goodwill was written down to $0 as of September 30, 2001.


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                   2001             2000
                                                   ----             ----
Computer equipment                               $167,266         $75,389
Furniture and fixtures                             19,898           2,898
Vehicles                                           15,737           1,600
Computer software                                  90,815               0
Leasehold improvements                              3,773           2,000
                                                 --------         -------
Total property and equipment                      297,489          81,887
Less: accumulated depreciation                    (55,069)          (9616)
Property and equipment, net                      $242,420          72,271

Depreciation expense for the years ended September 30, 2001 and 2000 was $55,506 and $9,616, respectively.


NOTE 4 - OPERATING LEASES

The Company leased facilities in Chantilly, VA for office space and developmental work through May 2001 at a cost of $2,250 per month. From June to September 2001 the Company occupied the Learning Stream office space at Silver Spring, MD; the rental expense was paid by Learning Stream, Inc. They are currently leasing office space in Herndon, VA on a six-month sublease basis for $5,000 per month. Total rental expense for the years ended September 31, 2001 and 2000 was $20,442 and $24,750, respectively. The Company has extended its lease at its current location for 24 months starting May 1, 2002 at an average cost of $6,933 per month.


NOTE 5 - ACCOUNTS RECEIVABLE

Accounts receivable consist of normal trade receivables. The Company assesses the collectibility of its accounts receivable regularly. Based on this assessment, an allowance against accounts receivable has been established.

NOTE 6 - RELATED PARTIES

For the year ended September 30, 2001, the company held Notes Receivable from a corporation related through common ownership and separately from a shareholder of the Company. At September 30, 2001 and 2000, the Company had a note receivable from a shareholder of $107,478 and $150,000. This advance is non-interest bearing and due on demand. The company advanced a corporation related through common ownership $4,242 and loaned the related entity $34,328 at September 30, 2001 and September 30, 2000 respectively. The advance is non-interest bearing and due on demand.

During the years ended September 30, 2001 and 2000 a shareholder of the corporation contributed capital of $2,280 and $886,191, respectively to help fund operations.


NOTE 7 - LONG-TERM DEBT

The Company has a line of credit with Merrill Lynch Business Financial Services, Inc. of up to $500,000. The interest rate charged is based on 30-day commercial paper plus 2.4%. The interest rate was 5.07% and 8.96% as of September 30, 2001 and 2000 respectively. The line of credit is secured by the assets of the Company, and is personally guaranteed by the majority shareholder. The line of credit expired in January 2002 and was converted to a note payable to the majority shareholder.


NOTE 8 - SUPPLEMENTAL CASH FLOW INFORMATION

Supplementary cash flow information consisted of the following at September 31, 2001 and 2000:

                                                     2001        2000
                                                     ----        ----
Cash paid during the year for interest                 $0      $11,131


NOTE 9 - CONCENTRATION OF CREDIT RISK

The Company maintains its cash bank deposits at various financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000 and the balances, at times, may exceed federally insured limits. At September 30, 2001 and 2000, the balances in each account were below this limit.


NOTE 10 - MAJOR CUSTOMERS

Sales to three customers represented approximately 54% and 63% of total sales in September 30, 2001 and 2000 respectively. As of September 30, 2001 and 2000, approximately 62% and 90% of the Company's accounts receivable were due from these three customers.

NOTE 11 - INCOME TAXES

As of September 30, 2001 and 2000, the Company had an unused net operating loss carry forward of approximately $1,507,697 and $700,000 available for use on its future corporate federal tax returns. The Company's evaluation of the tax benefit of its net operating loss carry forward is presented in the following table. The tax amounts have been calculated using the Company's effective income tax rate resulting from the use of graduated rates.

Deferred tax asset                                        2001       2000
                                                          ----       ----
Tax benefit of net operating loss carry forward        $567,347    265,000
Tax provision of accumulated depreciation                (7,599)     1,100
Tax benefit of allowance for doubtful accounts            3,199          0
Tax benefit of accumulated amortization                  83,841          0
Less: valuation allowance                              (646,788)  (266,100)
                                                       --------   --------
Total deferred tax asset                                     $0         $0

            Year loss originated       Expiring
            --------------------       --------
            30 Sep 00                  2020
            30 Sep 01                  2021

The utilization of the above loss carry forwards, for federal income tax purposes may be subject to limitation resulting from changes in ownership.


NOTE 12 - STOCK OFFERING

In July 2000, the Company commenced a stock offering under Regulation D. The offering consisted of 10,000 units at $100 per unit, each unit contained 500 shares of common stock at a price of $0.20 per share. As of September 30, 2000, no common stock had been issued, nor had any funds been received. As of September 2001, approximately $539,500 was received and approximately 2,720,500 shares of common stock had been issued. Each share of common stock that was sold was subsequently issued two warrants for each common share for a total of 5,441,000 warrants.


NOTE 13 - ACQUISITION

In June 2001, the Company executed an asset purchase agreement to purchase all the assets of Learning Stream, Inc. which is in the same line of business as the Company. The purchase price was $173,000, which approximates the fair value of $72,000 of computer software and $101,000 of computer equipment acquired. The acquisition was accounted for using the purchase method of accounting. The results of operations are included in the financial statements from the date of acquisition.

NOTE 14 - LIQUIDITY

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, since inception, the Company's operating and investing activities have used more cash than they have generated. Because of the continued need for substantial amounts of working capital to fund the growth of the business, the Company expects to continue to experience significant negative operating and investing cash flows for the foreseeable future. The Company may need to raise additional capital in the future to meet the operating and investing cash requirements. The Company may not be able to find additional financing, if required, on favorable terms or at all. If additional funds are raised through the issuance of equity, equity-related or debt securities, these securities may have rights, preferences or privileges senior to those of the rights of the common stock, and the stockholders may experience additional dilution to their equity ownership. Since there are no assurances that such financing will be available when and as needed to satisfy current obligations, substantial doubt exists as to whether the Company will continue as a going concern.


NOTE 15 - LITIGATION

The Company is involved in various claims and lawsuits arising in the normal course of business. At this time, any outcome cannot be estimated and the results may be material to the business.